UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2004

Extendicare Health Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-97293 and 333-116927	98-0066268
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 West Michigan Street, Milwaukee, Wisconsin		53203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-908-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2004, Extendicare Health Services, Inc. ("EHSI") and Alpha Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of EHSI ("Alpha"), entered into a Plan of Merger and Acquisition Agreement (the "Merger Agreement") with Assisted Living Concepts, Inc., a Nevada corporation ("ALC"), pursuant to which EHSI will acquire ALC.

On the terms and subject to the conditions of the Merger Agreement, Alpha will be merged with and into ALC, with ALC being the surviving corporation (the "Merger"), and each share of common stock of ALC, $0.01 par value, issued and outstanding at the effective time of the Merger (the "Effective Time"), other than the shares for which ALC shareholders have properly demanded dissenters’ rights, will be converted into the right to receive from EHSI $18.50 in cash. EHSI will also pay to the holders of all options to purchase ALC common stock that are outstanding at the Effective Time the excess, if any, of $18.50 over the option exercise price per share. Total consideration for the acquisition, including the assumption of ALC debt, is expected to be approximately $280 million.

The completion of the acquisition is subject to certain conditions customary to transactions of this type, including, approval by ALC’s shareholders and certain regulatory approvals. The parties are working toward closing the transaction during the early part of the first quarter of 2005.

EHSI intends to finance the acquisition by using available cash-on-hand and drawing down on its line of credit.

The Merger Agreement and the press release issued in connection therewith are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of the material provisions of the Merger Agreement set forth above is qualified in its entirety by reference to the Merger Agreement filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

The following exhibits are being filed herewith:

(2.1) Plan of Merger and Acquisition Agreement By and Among Extendicare Health Services, Inc., Alpha Acquisition, Inc., and Assisted Living Concepts, Inc. [The schedules to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.]

(99.1) Press release dated November 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Extendicare Health Services, Inc.

November 9, 2004	By:	Richard L. Bertrand

Name: Richard L. Bertrand
Title: Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

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Exhibit Index

Exhibit No.	Description

2.1	Plan of Merger and Acquisition Agreement By and Among Extendicare Health Services, Inc., Alpha Acquisition, Inc., and Assisted Living Concepts, Inc. [The schedules to this document are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.]
99.1	Press release dated November 4, 2004